Exhibit 99.1

Park Sterling Corporation Announces

Results for First Quarter 2017

Charlotte, NC – April 27, 2017 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today released unaudited results of operations and other financial information for the first quarter of 2017. In a separate press release, Park Sterling and South State Corporation (NASDAQ: SSB) jointly announced the signing of a definitive merger agreement. South State Corporation will host a conference call to discuss the transaction at 10:00 a.m. EST on Thursday, April 27, 2017. Callers wishing to participate may call toll-free by dialing (877) 506-9272. The number for international participants is (412) 380-2004. The conference ID number is 10087433. Please note that this call will be in lieu of the previously announced Park Sterling earnings call originally scheduled for 8:30 a.m. EST on Thursday, April 27, 2017, which call will not be held.

●	Net income of $7.5 million, or $0.14 per share, compared to $5.3 million, or $0.10 per share, in the quarter ended December 31, 2016
●

Adjusted net income (non-GAAP), which excludes merger-related expenses and gain on sale of securities, was $7.5 million, or $0.14 per share, compared to $7.3 million, or $0.14 per share in the prior quarter

●

Noninterest income decreased $377 thousand from a strong fourth quarter; with a decrease from the record capital markets income in the fourth quarter partially offset by growth in mortgage banking income

●	Noninterest expenses totaled $20.6 million, a decrease of $4.4 million from the prior quarter which included $3.0 million in merger-related expenses
●

Adjusted noninterest expenses (non-GAAP), which excludes merger-related costs, decreased $1.4 million from the prior quarter; the prior quarter results included a $1.5 million loss on the termination of an interest rate hedge on variable rate debt that was repaid

●	Nonperforming loans declined to a very low level of 0.49% of total loans
●	Capital levels remained strong with Tier 1 leverage ratio of 9.99%
●	The Board of Directors declared a quarterly cash dividend on common shares of $0.04 per share (April 2017)

“We are very pleased with our results for the first quarter of 2017. Our priorities are to deliver high quality products and services through exceptionally talented and experienced in-market banking professionals and to continue to improve profitability and returns,” said Jim Cherry, Chief Executive Officer. “Our distinctive value proposition is rewarding us with attractive growth in loans, deposits and revenue, which enables us to deliver increasing earnings and returns for our shareholders.”

Financial Results

Income Statement – Three Months Ended March 31, 2017

Park Sterling reported net income of $7.5 million, or $0.14 per share, for the three months ended March 31, 2017 (“2017Q1”). This compares to net income of $5.3 million, or $0.10 per share, for the three months ended December 31, 2016 (“2016Q4”) and net income of $2.7 million, or $0.05 per share, for the three months ended March 31, 2016 (“2016Q1”). The increase in net income from 2016Q4 resulted primarily from the absence of $3.0 million in merger-related expenses recorded in 2016Q4 and a $1.5 million loss on the termination of an interest rate hedge on debt repaid during 2016Q4, partially offset by an increase in income tax expense. The increase in net income from 2016Q1 was primarily a result of the benefits and cost savings from the acquisition of First Capital Bancorp, Inc., which was completed on January 1, 2016, and the absence of merger-related expenses of $5.2 million recorded in 2016Q1, partially offset by increased income taxes on higher pretax income in 2017Q1.

Net interest income totaled $27.1 million in 2017Q1, which represents a $0.5 million, or 2%, increase from $26.6 million in 2016Q4 and a $0.5 million, or 2%, increase from $26.6 million in 2016Q1. Average total earning assets increased $35 million in 2017Q1 to $2.98 billion, compared to $2.95 billion in 2016Q4 and increased $151 million, or 5%, compared to $2.83 billion in 2016Q1. The increase in average total earning assets in 2017Q1 from 2016Q4 included an increase in average loans (including loans held for sale) of $17.6 million, or 3% annualized, an increase in average marketable securities of $17.3 million, and an increase in average other interest-earning assets of $0.6 million. The increase in average total earning assets in 2017Q1 from 2016Q1 resulted primarily from a $148.9 million, or 7%, increase in average loans (including loans held for sale), a $3.8 million, or 1%, decrease in average marketable securities and a $6.0 million, or 11%, increase in average other earning assets.

Net interest margin was 3.68% in 2017Q1, representing a 10 basis point increase from 3.58% in 2016Q4 and a 10 basis point decrease from 3.78% in 2016Q1. The increase in net interest margin from 2016Q4 resulted primarily from a 12 basis point increase in loan yields. The decrease in net interest margin from 2016Q1 was primarily the result of a 20 basis point decrease in loan yields, partially offset by a 21 basis point increase in yields on investment securities.

The Company reported $678 thousand of provision expense in 2017Q1, compared to $550 thousand of provision recorded in 2016Q4, and $556 thousand of provision recorded in 2016Q1. Allowance for loan loss levels increased to 0.52% of total loans at 2017Q1 compared to 0.50% at 2016Q4.

Noninterest income totaled $5.5 million in 2017Q1, compared to $5.8 million in 2016Q4 and $4.7 million in 2016Q1. The decrease from 2016Q4 is primarily the result of a $461 thousand decrease in capital market income from the record fourth quarter level, partially offset by a $196 thousand increase in mortgage banking income. The increase in noninterest income from 2016Q1 reflects increases in capital market income, mortgage banking income and service charge income, partially offset by a decrease in income from bank-owned life as a result of one-time gain from death benefits recorded in 2016Q1.

Noninterest expense decreased $4.4 million, or 18%, to $20.6 million in 2017Q1 from $25.0 million in 2016Q4, and decreased $5.5 million, or 21%, compared to $26.2 million in 2016Q1. The decrease in noninterest expense from 2016Q4 resulted from the absence of $3.0 million in merger-related expenses and the $1.5 million loss on termination of the interest rate hedge, each recorded in 2016Q4. Adjusted noninterest expenses (non-GAAP), which exclude merger-related expenses ($0 in 2017Q1, $3.0 million in 2016Q4 and $5.2 million in 2016Q1), decreased $1.4 million, or 6%, to $20.6 million in 2017Q1 compared to $22.0 million in 2016Q4, and decreased $0.4 million compared to $21.0 million in 2016Q1. The decrease in adjusted noninterest expenses from 2016Q4 was due primarily to the absence of the loss on termination of the interest rate hedge recorded in 2016Q4.

The Company’s effective tax rate was 33.2% in 2017Q1, compared to 22.1% in 2016Q4 and 40.6% in 2016Q1. The increase in the effective tax rate compared to 2016Q4 was the result of the early adoption in 2016Q4 of ASU 2016-09, which requires that excess tax benefits on stock-based compensation be recognized as a reduction of tax expense rather than as a component of other comprehensive income. Excluding the effect of the $798 thousand reduction in tax expense in 2016Q4 caused by the adoption of this standard, the 2016Q4 effective tax rate was 33.7%.

Balance Sheet

Total assets increased $53.4 million, or 7% annualized, to $3.31 billion at 2017Q1, as compared to total assets of $3.26 billion at 2016Q4. Total securities, including non-marketable securities, increased $21.1 million, to $532.9 million. Total loans, excluding loans held for sale, increased $48.4 million, or 8% annualized, to $2.46 billion at 2017Q1.

The mix of commercial and consumer loans remained largely consistent with 2016Q4. Total commercial loans increased $49.6 million and represent 79% of the loan portfolio. Commercial and industrial and commercial real estate owner occupied increased $35.6 million and represent 32.1% of the portfolio, up from 31.3% at 2016Q4, reflecting an increased focus on commercial and industrial and commercial real estate owner occupied lending. Acquisition, construction and development loans decreased $13.1 million and represent 15% of the portfolio, down from 15.9% at 2016Q4. Total consumer loans decreased $0.6 million and remain flat as a percentage of total loans at 21% of the portfolio.

Total deposits decreased $5 million, or 1% annualized, to $2.51 billion at 2017Q1. Noninterest bearing demand deposits increased $3.1 million, or 2% annualized, to $524.4 million (21% of total deposits). Money market, NOW and savings deposits were up $26.6 million from 2016Q4 and represent 51% of total deposits. Time deposits decreased $34.2 million to $706.8 million at 2017Q1.

Total borrowings increased $55.2 million, or 64% annualized, to $403 million at 2017Q1 compared to $348.2 million at 2016Q4. At 2017Q1, FHLB borrowings totaled $340 million, the senior unsecured term loan at the holding company totaled $29.7 million, and acquired subordinated debt, net of acquisition accounting fair value marks, totaled $33.7 million.

Total shareholders’ equity increased $5.9 million to $361.7 million at 2017Q1 compared to $355.8 million at 2016Q4, driven by a $5.4 million increase in retained earnings and an increase of $0.6 million in accumulated other comprehensive income. The change in accumulated other comprehensive income was caused by the effect of market interest rate increases on the fair value of available for sale investment securities. During 2017Q1, there were 82,600 shares of common stock repurchased at a cost of $0.9 million to neutralize the effect of stock compensation vestings and exercises.

The Company’s capital ratios remain strong at March 31, 2017 with Common Equity Tier 1 (“CET1”) at 11.04% and Tier 1 leverage ratio at 9.99%.

Asset Quality

Asset quality remains strong. Nonperforming assets were $15.3 million at 2017Q1, or 0.46% of total assets, compared to $15.4 million at 2016Q4, or 0.47% of total assets. Nonperforming loans were $12.1 million at 2017Q1, and represented 0.49% of total loans, compared to $12.9 million at 2016Q4, or 0.54% of total loans. The Company reported net recoveries of $30 thousand, or 0.01% of average loans (annualized), in 2017Q1, compared to net charge-offs of $37 thousand, or 0.01% of average loans (annualized), in 2016Q4.

The allowance for loan losses increased $708 thousand, or 6%, to $12.8 million, or 0.52% of total loans, at 2017Q1, compared to $12.1 million, or 0.50%, of total loans at 2016Q4. The increase in allowance is primarily attributable to the increase in outstanding loans at period end.

*	*	*	*	*	*	*

Conference Call

As noted above, Park Sterling and South State Corporation (NASDAQ: SSB) jointly announced the signing of a definitive merger agreement in a separate press release. South State Corporation will host a conference call to discuss the transaction at 10:00 a.m. EST on Thursday, April 27, 2017. Callers wishing to participate may call toll-free by dialing (877) 506-9272. The number for international participants is (412) 380-2004. The conference ID number is 10087433. Please note that this call will be in lieu of the previously announced Park Sterling earnings call originally scheduled for 8:30 a.m. EST on Thursday, April 27, 2017, which call will not be held.

Callers can also listen to the live audio webcast through the Investor Relations section of www.SouthStateBank.com. A replay will be available from 2 p.m. Eastern Time on April 27, 2017 until 9 a.m. on May 11, 2017. To listen to the replay, dial (877) 344-7529 or (412) 317-0088. The passcode is 10087433. The event will also be archived and available beginning April 27 by midnight Eastern Time in the Investor Relations section of www.SouthStateBank.com. Additionally, an investor presentation summarizing key operating assumptions, is available on SSB’s website at www.SouthStateBank.com under investor relations.

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with $3.3 billion in assets, is the largest community bank headquartered in the Charlotte area and has 54 banking offices stretching across the Carolinas and into North Georgia, as well as in Richmond, Virginia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, capital markets and wealth management services with a commitment to “Answers You Can Bank OnSM.” Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, average tangible common equity, adjusted net income, adjusted operating revenues, adjusted noninterest income, adjusted noninterest expenses, adjusted operating expense, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. For additional information, see “Reconciliation of Non-GAAP Financial Measures” in the accompanying tables.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. South State Corporation (“South State”) and Park Sterling Corporation (“Park Sterling”) caution readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between South State and Park Sterling; the outcome of any legal proceedings that may be instituted against South State or Park Sterling; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where South State and Park Sterling do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; South State’s ability to complete the acquisition and integration of Park Sterling successfully; inability to generate future organic growth in loan balances, retail banking, wealth management, mortgage banking or capital markets results through the hiring of new personnel, development of new products, including new online and mobile banking platforms for treasury services, opening of de novo branches or otherwise in a timely, cost-efficient manner; inability to capitalize on identified revenue enhancements or expense management opportunities, including the inability to achieve or maintain adjusted operating expense to adjusted operating revenue targets; failure of assumptions underlying noninterest expense levels; failure of assumptions underlying the establishment of the allowance for loan losses; deterioration in the value of securities held in the investment securities portfolio; the company’s ability to fully realize the value of its net deferred tax asset, including the impact of lower federal income tax rates on the carrying amount or the risk that the company may be required to establish a valuation allowance; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on the financial, credit and real estate markets generally, which could negatively impact the company’s revenues and the value of its assets and liabilities; changes in general economic or business conditions, customer behavior and other uncertainties that could lead to reduced revenues and deterioration in the credit quality of the loan portfolio or the value of the collateral securing those loans and result in higher credit losses than currently expected; sensitivity to the interest rate environment, including continued low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve, and the impact on net interest margins; cyber-security events; failure to anticipate or inability to adapt to rapid technological developments and changes; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; the impact of implementation of legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk; and other factors that may affect future results of South State and Park Sterling. Additional factors that could cause results to differ materially from those described above can be found in South State’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of South State’s website, http://www.southstatebank.com, under the heading “SEC Filings” and in other documents South State files with the SEC, and in Park Sterling’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the “Investor Relations” page linked to Park Sterling’s website, http://www.parksterlingbank.com, under the heading “Regulatory Filings” and in other documents Park Sterling files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither South State nor Park Sterling assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed transaction between South State and Park Sterling, South State will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of South State and Park Sterling and a Prospectus of South State, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving South State and Park Sterling will be submitted to Park Sterling’s shareholders and South State’s shareholders for their consideration. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Shareholders of South State and shareholders of Park Sterling are urged to read the registration statement and the joint proxy statement/prospectus regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Shareholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about South State and Park Sterling, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to South State Corporation, 520 Gervais Street, Columbia, South Carolina 29201, Attention: John C. Pollok, Senior Executive Vice President, CFO and COO, (800) 277-2175 or to Park Sterling Corporation, 1043 E. Morehead Street, Suite 201, Charlotte, North Carolina 28204, Attention: Donald K. Truslow, (704) 323-4292.

PARTICIPANTS IN THE SOLICITATION

South State, Park Sterling and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding South State’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 6, 2017, and certain of its Current Reports on Form 8-K. Information regarding Park Sterling’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 13, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

###

For additional information contact:

Donald K. Truslow

Chief Financial Officer

(704) 716-2134

PARK STERLING CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENT
THREE MONTH RESULTS

($ in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$27,462	$27,066	$26,521	$26,729	$27,124
Taxable investment securities	2,935	2,793	2,583	2,640	2,687
Tax-exempt investment securities	135	135	137	137	147
Nonmarketable equity securities	198	163	151	153	154
Interest on deposits at banks	89	54	51	34	42
Federal funds sold	2	1	1	5	8
Total interest income	30,821	30,212	29,444	29,698	30,162
Interest expense
Money market, NOW and savings deposits	967	941	953	1,014	1,017
Time deposits	1,425	1,469	1,447	1,449	1,398
Short-term borrowings	501	361	345	251	294
Long-term debt	371	371	379	440	410
Subordinated debt	499	499	497	494	446
Total interest expense	3,763	3,641	3,621	3,648	3,565
Net interest income	27,058	26,571	25,823	26,050	26,597
Provision for loan losses	678	550	642	882	556
Net interest income after provision	26,380	26,021	25,181	25,168	26,041
Noninterest income
Service charges on deposit accounts	1,682	1,761	1,671	1,528	1,489
Mortgage banking income	961	765	1,015	873	775
Income from wealth management activities	649	682	739	863	803
Income from capital market activities	609	1,070	680	767	68
ATM and card income	714	713	730	776	573
Income from bank-owned life insurance	578	663	532	526	988
Gain (loss) on sale of securities available for sale	58	6	-	(87)	(6)
Amortization of indemnification asset and true-up liability expense	-	-	(139)	(25)	(147)
Other noninterest income	217	185	219	154	184
Total noninterest income	5,468	5,845	5,447	5,375	4,727
Noninterest expenses
Salaries and employee benefits	11,483	11,480	11,755	11,774	13,018
Occupancy and equipment	2,907	3,577	3,111	3,041	3,125
Data processing and outside service fees	1,925	2,105	2,331	2,224	5,523
Legal and professional fees	783	869	978	950	725
Deposit charges and FDIC insurance	485	391	405	478	432
Loss on disposal of fixed assets	24	2,175	144	230	44
Communication fees	463	504	532	505	483
Postage and supplies	142	125	115	191	173
Loan and collection expense	117	57	425	273	37
Core deposit intangible amortization	454	458	458	458	458
Advertising and promotion	146	254	44	367	421
Net cost of operation of other real estate owned	175	11	(92)	70	266
Other noninterest expense	1,538	3,019	906	1,385	1,448
Total noninterest expenses	20,642	25,025	21,112	21,946	26,153
Income before income taxes	11,206	6,841	9,516	8,597	4,615
Income tax expense	3,717	1,510	3,192	3,045	1,874
Net income	$7,489	$5,331	$6,324	$5,552	$2,741

Earnings per common share, fully diluted	$0.14	$0.10	$0.12	$0.11	$0.05
Weighted average diluted common shares	53,462,857	53,155,493	52,743,928	52,704,537	52,599,584

PARK STERLING CORPORATION

WEALTH MANAGEMENT ASSETS

($ in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Discretionary assets held	$288,250	$278,872	$294,849	$322,996	$339,198
Non-discretionary assets held	44,996	36,522	28,476	32,173	31,174
Total wealth management assets	$333,246	$315,394	$323,325	$355,169	$370,372

PARK STERLING CORPORATION

MORTGAGE ORIGINATION

($ in thousands)

	for the three month period ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Mortgage origination - purchase	$18,446	$14,767	$21,982	$25,316	$14,656
Mortgage origination - refinance	16,068	21,316	20,552	16,221	13,430
Mortgage origination - construction	16,823	18,535	19,440	18,403	14,764
Total mortgage origination	$51,337	$54,618	$61,974	$59,941	$42,850

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016*	2016	2016	2016
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$40,081	$34,162	$35,066	$33,348	$34,038
Interest-earning balances at banks	32,997	48,882	38,540	34,955	47,143
Investment securities available for sale	423,345	402,501	405,010	393,131	396,863
Investment securities held to maturity	89,579	91,752	99,415	102,125	104,459
Nonmarketable equity securities	19,967	17,501	16,289	14,420	13,118
Federal funds sold	765	570	345	1,570	11,271
Loans held for sale	6,181	7,996	15,203	11,967	7,593
Loans - Non-covered	2,460,595	2,412,186	2,368,950	2,311,775	2,262,294
Loans - Covered	-	-	-	15,122	16,849
Allowance for loan losses	(12,833)	(12,125)	(11,612)	(10,873)	(9,832)
Net loans	2,447,762	2,400,061	2,357,338	2,316,024	2,269,311

Premises and equipment, net	62,392	63,080	64,632	65,711	65,494
FDIC receivable for loss share agreements	-	-	-	1,164	1,477
Other real estate owned - non-covered	3,167	2,438	2,730	2,866	3,425
Other real estate owned - covered	-	-	-	380	985
Bank-owned life insurance	71,337	70,785	70,167	69,695	69,202
Deferred tax asset	21,250	25,721	26,947	28,985	30,088
Goodwill	63,317	63,317	63,030	63,197	63,707
Core deposit intangible	10,984	11,438	11,896	12,354	12,813
Other assets	15,632	15,192	20,330	22,183	22,750

Total assets	$3,308,756	$3,255,396	$3,226,938	$3,174,075	$3,153,737

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand noninterest-bearing	$524,380	$521,295	$505,591	$496,195	$469,046
Money market, NOW and savings	1,277,986	1,251,385	1,228,687	1,229,040	1,255,848
Time deposits	706,829	741,072	749,999	748,188	773,089
Total deposits	2,509,195	2,513,752	2,484,277	2,473,423	2,497,983

Short-term borrowings	340,000	285,000	280,000	200,000	170,000
Long-term debt	29,747	29,736	29,725	64,714	65,000
Subordinated debt	33,671	33,501	33,339	33,176	33,014
Accrued expenses and other liabilities	34,423	37,562	40,901	48,312	38,229
Total liabilities	2,947,036	2,899,551	2,868,242	2,819,625	2,804,226

Shareholders' equity:
Common stock	53,113	53,117	53,306	53,332	53,038
Additional paid-in capital	273,291	273,400	275,323	275,246	274,706
Retained earnings	37,977	32,608	29,409	25,219	21,263
Accumulated other comprehensive income (loss)	(2,661)	(3,280)	658	653	504
Total shareholders' equity	361,720	355,845	358,696	354,450	349,511

Total liabilities and shareholders' equity	$3,308,756	$3,255,396	$3,226,938	$3,174,075	$3,153,737

Common shares issued and outstanding	53,112,726	53,116,519	53,305,834	53,332,369	53,038,020

* Derived from audited financial statements.

PARK STERLING CORPORATION

SUMMARY OF LOAN PORTFOLIO

($ in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016*	2016	2016	2016
BY LOAN TYPE	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Commercial:
Commercial and industrial	$430,247	$387,401	$351,506	$334,644	$334,027
Commercial real estate (CRE) - owner-occupied	360,318	367,553	366,506	376,440	374,428
CRE - investor income producing	770,404	743,107	768,513	764,168	723,539
Acquisition, construction and development (AC&D) - 1-4 Family Construction	85,025	82,707	108,706	100,604	97,614
AC&D - Lots and land	98,339	105,362	88,620	94,686	88,492
AC&D - CRE construction	186,325	194,732	148,696	125,466	136,561
Other commercial	12,743	12,900	10,653	10,410	10,167
Total commercial loans	1,943,401	1,893,762	1,843,200	1,806,418	1,764,828

Consumer:
Residential mortgage	273,624	260,521	254,298	244,063	235,737
Home equity lines of credit	170,709	176,799	181,246	181,020	177,594
Residential construction	52,631	59,060	63,847	65,867	71,117
Other loans to individuals	16,936	18,905	23,281	26,575	27,245
Total consumer loans	513,900	515,285	522,672	517,525	511,693
Total loans	2,457,301	2,409,047	2,365,872	2,323,943	2,276,521
Deferred costs (fees)	3,294	3,139	3,078	2,954	2,622
Total loans, net of deferred costs (fees)	$2,460,595	$2,412,186	$2,368,950	$2,326,897	$2,279,143

* Derived from audited financial statements.

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016*	2016	2016	2016
BY ACQUIRED AND NON-ACQUIRED	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Acquired loans - performing	$495,216	$538,845	$599,840	$661,930	$726,025
Acquired loans - purchase credit impaired	81,869	85,456	90,571	98,672	106,105
Total acquired loans	577,085	624,301	690,411	760,602	832,130
Non-acquired loans, net of deferred costs (fees)**	1,883,510	1,787,885	1,678,539	1,566,295	1,447,013
Total loans	$2,460,595	$2,412,186	$2,368,950	$2,326,897	$2,279,143

* Derived from audited financial statements.

** Includes loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

PARK STERLING CORPORATION

ALLOWANCE FOR LOAN LOSSES

THREE MONTH RESULTS

($ in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016*	2016	2016	2016
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Beginning of period allowance	$12,125	$11,612	$10,873	$9,832	$9,064
Loans charged-off	(146)	(223)	(156)	(94)	(82)
Recoveries of loans charged-off	176	186	253	253	294
Net charge-offs (recoveries)	30	(37)	97	159	212

Provision expense	678	550	642	882	556
Benefit attributable to FDIC loss share agreements	-	-	-	-	-
Total provision expense charged to operations	678	550	642	882	556
Provision expense recorded through FDIC loss share receivable	-	-	-	-	-
End of period allowance	$12,833	$12,125	$11,612	$10,873	$9,832

Net charge-offs (recoveries)	$30	$(37)	$97	$159	$212
Net charge-offs (recoveries) to average loans (annualized)	0.01%	-0.01%	0.02%	0.03%	0.04%

* Derived from audited financial statements.

PARK STERLING CORPORATION

ACQUIRED LOANS

($ in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
ACQUIRED LOANS AND FAIR MARKET	2017	2016*	2016	2016	2016
VALUE (FMV) ADJUSTMENTS	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)

Non-acquired loans	$1,883,510	$1,787,885	$1,678,539	$1,566,295	$1,447,013

Purchased performing loans	498,314	542,269	604,000	666,894	732,075
Less: remaining FMV adjustments	(3,098)	(3,424)	(4,160)	(4,964)	(6,050)
Purchased performing loans, net	495,216	538,845	599,840	661,930	726,025

Purchased credit impaired loans	104,416	109,805	115,736	124,985	133,644
Less: remaining FMV adjustments	(22,547)	(24,349)	(25,165)	(26,313)	(27,539)
Purchased credit impaired loans, net	81,869	85,456	90,571	98,672	106,105

Total loans	$2,460,595	$2,412,186	$2,368,950	$2,326,897	$2,279,143

	March 31,	December 31,	September 30,	June 30,	March 31,
PURCHASED PERFORMING FMV	2017	2016*	2016	2016	2016
ADJUSTMENTS	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)

Beginning FMV adjustment	$(3,424)	$(4,160)	$(4,964)	$(6,050)	$(2,132)
Increase from First Capital	-	-	-	-	(5,200)
Accretion to interest income:
First Capital	236	503	623	777	1,027
All other mergers	90	233	181	309	255

Ending FMV adjustment	$(3,098)	$(3,424)	$(4,160)	$(4,964)	$(6,050)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016*	2016	2016	2016
PCI FMV ADJUSTMENTS	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)

Contractual principal and interest	$119,326	$125,512	$133,223	$143,701	$153,124
Nonaccretable difference	(7,142)	(10,448)	(11,529)	(14,652)	(14,975)
Expected cash flows as of the end of period	112,184	115,064	121,694	129,049	138,149
Accretable yield	(30,315)	(29,608)	(31,123)	(30,377)	(32,044)
Ending basis in PCI loans- estimated fair value	$81,869	$85,456	$90,571	$98,672	$106,105

Beginning accretable yield	$(29,608)	$(31,123)	$(30,377)	$(32,044)	$(32,509)
Increase from First Capital	-	-	-	-	(1,663)
Loan system servicing income	1,413	1,389	1,532	1,434	1,551
Accretion to interest income	2,014	1,285	1,241	1,343	1,471
Reclass to (from) non-accretable yield	(3,802)	(929)	(2,691)	(522)	(993)
Other adjustments	(332)	(230)	(828)	(588)	99
Period end accretable yield**	$(30,315)	$(29,608)	$(31,123)	$(30,377)	$(32,044)

* Derived from audited financial statements.

** Difference between the remaining FMV discount on purchased credit impaired loans and the period end accretable yield is a function of projected estimated expected interest income being included in the period end accretable yield.

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

THREE MONTHS

($ in thousands)

	March 31, 2017			March 31, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)	$2,423,722	$27,462	4.60%	$2,274,824	$27,124	4.80%
Fed funds sold	866	2	0.94%	6,895	8	0.47%
Taxable investment securities	486,065	2,935	2.42%	487,154	2,687	2.21%
Tax-exempt investment securities	13,322	135	4.05%	16,047	147	3.66%
Other interest-earning assets	60,799	287	1.91%	48,772	196	1.62%

Total interest-earning assets	2,984,774	30,821	4.19%	2,833,692	30,162	4.28%

Allowance for loan losses	(12,276)			(9,864)
Cash and due from banks	36,995			36,758
Premises and equipment	63,033			66,514
Goodwill	63,317			62,055
Intangible assets	11,187			12,718
Other assets	111,480			130,752

Total assets	$3,258,510			$3,132,625

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$464,792	$86	0.08%	$426,795	$85	0.08%
Savings and money market	730,253	562	0.31%	733,301	831	0.46%
Time deposits - core	639,264	1,174	0.74%	710,289	1,219	0.69%
Brokered deposits	148,705	570	1.55%	126,824	280	0.89%
Total interest-bearing deposits	1,983,014	2,392	0.49%	1,997,209	2,415	0.49%
Short-term borrowings	298,667	501	0.68%	191,701	294	0.62%
Long-term debt	29,741	371	5.06%	65,824	410	2.51%
Subordinated debt	33,589	499	6.02%	32,930	446	5.45%
Total borrowed funds	361,997	1,371	1.54%	290,455	1,150	1.59%

Total interest-bearing liabilities	2,345,011	3,763	0.65%	2,287,664	3,565	0.63%

Net interest rate spread		27,058	3.54%		26,597	3.65%

Noninterest-bearing demand deposits	517,090			456,457
Other liabilities	37,279			39,948
Shareholders' equity	359,130			348,556

Total liabilities and shareholders' equity	$3,258,510			$3,132,625

Net interest margin			3.68%			3.78%

(1) Nonaccrual loans are included in the average loan balances.

(2) Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

SELECTED RATIOS

($ in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
ASSET QUALITY
Nonaccrual loans	$9,613	$8,819	$8,623	$5,185	$6,595
Troubled debt restructuring (and still accruing)	2,486	2,892	2,549	2,582	2,696
Past due 90 days plus (and still accruing)	-	1,230	293	-	293
Nonperforming loans	12,099	12,941	11,465	7,767	9,584
OREO	3,167	2,438	2,730	3,246	4,410
Nonperforming assets	15,266	15,379	14,195	11,013	13,994
Past due 30-59 days (and still accruing)	430	1,175	1,104	985	217
Past due 60-89 days (and still accruing)	587	1,836	2,558	5,800	499

Nonperforming loans to total loans	0.49%	0.54%	0.48%	0.33%	0.42%
Nonperforming assets to total assets	0.46%	0.47%	0.44%	0.35%	0.44%
Allowance to total loans	0.52%	0.50%	0.49%	0.47%	0.43%
Allowance to nonperforming loans	106.07%	93.69%	101.28%	139.99%	102.59%
Allowance to nonperforming assets	84.06%	78.84%	81.80%	98.73%	70.26%
Past due 30-89 days (accruing) to total loans	0.04%	0.12%	0.15%	0.29%	0.03%
Net charge-offs (recoveries) to average loans (annualized)	0.01%	-0.01%	0.02%	0.03%	0.04%

CAPITAL
Book value per common share	$6.86	$6.81	$6.85	$6.75	$6.69
Tangible book value per common share**	$5.45	$5.38	$5.42	$5.31	$5.22
Common shares outstanding	53,112,726	53,116,519	53,305,834	53,332,369	53,038,020
Weighted average dilutive common shares outstanding	53,462,857	53,155,493	52,743,928	52,704,537	52,599,584

Common Equity Tier 1 (CET1) capital	$288,866	$288,594	$287,518	$282,721	$275,490
Tier 1 capital	314,316	314,043	312,781	307,736	300,354
Tier 2 capital	12,181	12,125	11,615	10,914	9,832
Total risk based capital	326,497	326,168	324,396	318,650	310,186
Risk weighted assets	2,616,215	2,613,003	2,596,463	2,538,461	2,478,547
Average assets for leverage ratio	3,147,201	3,165,665	3,108,707	3,058,742	3,076,505

Common Equity Tier 1 (CET1) ratio	11.04%	11.04%	11.07%	11.14%	11.11%
Tier 1 ratio	12.01%	12.02%	12.04%	12.12%	12.12%
Total risk based capital ratio	12.48%	12.48%	12.49%	12.55%	12.51%
Tier 1 leverage ratio	9.99%	9.92%	10.06%	10.06%	9.76%
Tangible common equity to tangible assets**	8.89%	8.84%	9.00%	9.00%	8.87%

LIQUIDITY
Net loans to total deposits	97.55%	95.48%	94.89%	93.64%	90.85%
Reliance on wholesale funding	18.99%	17.39%	17.65%	16.25%	15.50%

INCOME STATEMENT (THREE MONTH RESULTS; ANNUALIZED)
Return on Average Assets	0.93%	0.66%	0.79%	0.71%	0.35%
Return on Average Common Equity	8.46%	5.89%	7.04%	6.33%	3.16%
Net interest margin (non-tax equivalent)	3.68%	3.58%	3.54%	3.69%	3.78%

** Non-GAAP financial measure

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted average tangible common equity, adjusted net income, adjusted noninterest income, adjusted operating revenues, adjusted noninterest expense, adjusted operating expenses, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity, tangible book value and average tangible common equity (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders’ equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) as supplemental information for comparing the combined allowance and fair market value adjustments to the combined acquired and non-acquired loan portfolios (fair market value adjustments are available only for losses on acquired loans) to facilitate comparisons with peers; and (iii) adjusted net income, adjusted noninterest income and adjusted noninterest expense (which exclude merger-related expenses and/or gain or loss on sale of securities, as applicable), , adjusted operating expense (which excludes merger-related expenses and amortization of intangibles) and adjusted operating revenues (which includes net interest income and noninterest income and excludes gain or loss on sale of securities, as applicable) to evaluate core earnings and to facilitate comparisons with peers.

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted net income
Net income (as reported)	$7,489	$5,331	$6,324	$5,552	$2,741
Plus: merger-related expenses	-	2,984	1,487	1,268	5,193
Less: (gain) loss on sale of securities	(58)	(6)	-	87	6
Less: tax impact of merger-related expenses and (gain) loss on sale of securities	20	(1,004)	(499)	(464)	(1,772)
Adjusted net income	$7,451	$7,305	$7,312	$6,443	$6,168

Divided by: weighted average diluted shares	53,462,857	53,155,493	52,743,928	52,704,537	52,599,584
Adjusted net income per share	0.14	0.14	0.14	0.12	0.12
Estimated tax rate for adjustment	33.73%	33.73%	33.54%	34.26%	34.09%

Adjusted noninterest income
Noninterest income (as reported)	$5,468	$5,845	$5,447	$5,375	$4,727
Less: (gain) loss on sale of securities	(58)	(6)	-	87	6
Adjusted noninterest income	$5,410	$5,839	$5,447	$5,462	$4,733

Adjusted noninterest expenses
Noninterest expenses (as reported)	$20,642	$25,025	$21,112	$21,946	$26,153
Less: merger-related expenses	-	(2,984)	(1,487)	(1,268)	(5,193)
Adjusted noninterest expenses	$20,642	$22,041	$19,625	$20,678	$20,960

Adjusted operating expense
Noninterest expenses (as reported)	$20,642	$25,025	$21,112	$21,946	$26,153
Less: merger-related expenses	-	(2,984)	(1,487)	(1,268)	(5,193)
Less: amortization of intangibles	(454)	(458)	(458)	(458)	(458)
Adjusted operating expense	$20,188	$21,583	$19,167	$20,220	$20,502

Adjusted operating revenues
Net Interest Income (as reported)	$27,058	$26,571	$25,823	$26,050	$26,597
Plus: noninterest income (as reported)	5,468	5,845	5,447	5,375	4,727
Less: (gain) loss on sale of securities	(58)	(6)	-	87	6
Adjusted operating revenues	$32,468	$32,410	$31,270	$31,512	$31,330

Adjusted operating expense to adjusted operating revenues
Adjusted operating expense	$20,188	$21,583	$19,167	$20,220	$20,502
Divided by: adjusted operating revenues	32,468	32,410	31,270	31,512	31,330
Adjusted operating expense to adjusted operating revenues	62.18%	66.59%	61.30%	64.17%	65.44%
Noninterest expenses to net interest income plus noninterest income	63.46%	77.20%	67.52%	69.84%	83.49%

Adjusted return on average assets
Adjusted net income	$7,451	$7,305	$7,312	$6,443	$6,168
Divided by: average assets	3,258,510	3,229,299	3,186,799	3,135,031	3,132,625
Multiplied by: annualization factor	4.06	3.98	3.98	4.02	4.02
Adjusted return on average assets	0.93%	0.90%	0.91%	0.83%	0.79%
Return on average assets	0.93%	0.66%	0.79%	0.71%	0.35%

Adjusted return on average equity
Adjusted net income	$7,451	$7,305	$7,312	$6,443	$6,168
Divided by: average common equity	359,130	359,985	357,577	352,505	348,556
Multiplied by: annualization factor	4.06	3.98	3.98	4.02	4.02
Adjusted return on average equity	8.41%	8.07%	8.14%	7.35%	7.12%
Return on average equity	8.46%	5.89%	7.04%	6.33%	3.16%

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

($ in thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Tangible common equity to tangible assets
Total assets	$3,308,756	$3,255,396	$3,226,938	$3,174,075	$3,153,737
Less: intangible assets	(74,301)	(74,755)	(74,926)	(75,551)	(76,520)
Tangible assets	$3,234,455	$3,180,641	$3,152,012	$3,098,524	$3,077,217

Total common equity	$361,720	$355,845	$358,696	$354,450	$349,511
Less: intangible assets	(74,301)	(74,755)	(74,926)	(75,551)	(76,520)
Tangible common equity	$287,419	$281,090	$283,770	$278,899	$272,991

Tangible common equity	$287,419	$281,090	$283,770	$278,899	$272,991
Divided by: tangible assets	3,234,455	3,180,641	3,152,012	3,098,524	3,077,217
Tangible common equity to tangible assets	8.89%	8.84%	9.00%	9.00%	8.87%
Common equity to assets	10.93%	10.93%	11.12%	11.17%	11.08%

Tangible book value per share
Issued and outstanding shares	53,112,726	53,116,519	53,305,834	53,332,369	53,038,020
Less: unvested restricted stock awards	(390,233)	(405,732)	(837,561)	(969,991)	(785,658)
Period end dilutive shares	52,722,493	52,710,787	52,468,273	52,362,378	52,252,362

Tangible common equity	$287,419	$281,090	$283,770	$278,899	$272,991
Divided by: period end dilutive shares	52,722,493	52,710,787	52,468,273	52,362,378	52,252,362
Tangible common book value per share	$5.45	$5.33	$5.41	$5.33	$5.22
Common book value per share	$6.86	$6.75	$6.84	$6.77	$6.69

Adjusted return on average tangible common equity
Average common equity	$359,130	$359,985	$357,577	$352,505	$348,556
Less: average intangible assets	(74,504)	(74,812)	(75,196)	(76,083)	(74,773)
Average tangible common equity	$284,626	$285,173	$282,381	$276,422	$273,783

Net income	$7,489	$5,331	$6,324	$5,552	$2,741
Divided by: average tangible common equity	284,626	285,173	282,381	276,422	273,783
Multiplied by: annualization factor	4.06	3.98	3.98	4.02	4.02
Return on average tangible common equity	10.67%	7.44%	8.91%	8.08%	4.03%

Adjusted net income	$7,451	$7,305	$7,312	$6,443	$6,168
Divided by: average tangible common equity	284,626	285,173	282,381	276,422	273,783
Multiplied by: annualization factor	4.06	3.98	3.98	4.02	4.02
Adjusted return on average tangible common equity	10.62%	10.19%	10.30%	9.37%	9.06%

Adjusted allowance for loan losses
Allowance for loan losses	$12,833	$12,125	$11,612	$10,873	$9,832
Plus: acquisition accounting FMV adjustments to acquired loans	25,645	27,773	29,548	31,159	33,589
Adjusted allowance for loan losses	$38,478	$39,898	$41,160	$42,032	$43,421
Divided by: total loans (excluding LHFS before FMV adjustments)	$2,486,240	$2,439,959	$2,398,498	$2,358,056	$2,312,732
Adjusted allowance for loan losses to total loans	1.55%	1.64%	1.72%	1.78%	1.88%
Allowance for loan losses to total loans	0.52%	0.50%	0.49%	0.47%	0.43%